BARRY L. FRIEDMAN, RC.
Certified Public Accountant

1582 TULITA DRIVE                   OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123             FAX NO.(702) 896-0278


To Whom It May Concern:

SEPTEMBER 12, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of my report of September 12, 2000, on the Financial Statements of Garden Bay International LTD., as of June 30, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

BERRY L.FRIEDMAN
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BERRY L.FRIEDMAN
Certified Public Accountant